FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Series Number	10
Fund	Fidelity Municipal Income Fund
Trade Date	6/29/12
Settle Date	8/20/12
Security Name	NY MTA TRANSP 5% 11/15/25
CUSIP	59259YQK8
Price	114.941
Transaction Value	$29,769,719
Class Size	$764,030,000
% of Offering	3.39%
Underwriter Purchased From	BofA Merrill Lynch
Underwriting Members: (1)	BofA Merrill Lynch
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Loop Capital Markets, LLC
Underwriting Members: (4)	Citigroup
Underwriting Members: (5)	Goldman, Sachs & Co
Underwriting Members: (6)	J.P. Morgan
Underwriting Members: (7)	Jefferies
Underwriting Members: (8)	Morgan Stanley
Underwriting Members: (9)	Ramirez & Co., Inc
Underwriting Members: (10)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (11)	Wells Fargo Securities
Underwriting Members: (12)	BB&T Capital Markets
Underwriting Members: (13)	Duncan-Williams Inc.
Underwriting Members: (14)	Edward Jones
Underwriting Members: (15)	Fidelity Capital Markets
Underwriting Members: (16)	FirstSouthwest
Underwriting Members: (17)	M.R. Beal & Company
Underwriting Members: (18)	Piper Jaffray & Co
Underwriting Members: (19)	Raymond James Morgan Keegan
Underwriting Members: (20)	RBC Capital Markets
Underwriting Members: (21)	Rice Financial Products Company
Underwriting Members: (22)	Roosevelt & Cross, Incorporated
Underwriting Members: (23)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (24)	TD Securities (USA) LLC